Exhibit 99.1

 March 27, 2015 13:00 UTC

Greenwood Hall Discusses Acquisition Growth Strategy

SANTA ANA, Calif.--(BUSINESS WIRE)-- Greenwood Hall Inc. (OTCQB: ELRN), a provider of technology-enabled student lifecycle management services that help colleges and universities increase revenue and improve student engagement and outcomes, says it is looking for potential acquisition targets as a means to enhance the company’s growth.

“We believe there are strategic acquisition opportunities for Greenwood Hall in the marketplace, and we are exploring this avenue as a means to accelerate the company’s growth,” said John Hall, Ed.D., Chairman and CEO of Greenwood Hall.

According to Hall, acquisition opportunities in the education space could include larger firms struggling with legacy issues, perhaps in the education publishing space, as well as smaller venture capital-backed education technology firms that lack relationships and struggle with product distribution. Greenwood Hall can attract acquisition candidates, says Hall, because it is already well established and can “open doors” for such companies. In addition, the company has a goal of being uplisted to the Nasdaq stock exchange, and achievement of this goal could further encourage potential targets to consider joining with Greenwood Hall.

Greenwood Hall has engaged Berenson & Co., a financial advisory firm with specialized expertise in the education space, to assist in identifying targets, says Hall.

Forward Looking Statements

Certain statements contained in this document, including, but not limited to, predictions and projections that may be considered forward-looking statements under securities law, involve a number of risks and uncertainties that could cause actual results to differ materially, including, but not limited to, lack of consumer acceptance and demand for Greenwood Hall (“the Company”, “our”, “we”) products and solution offerings developed with strategic partners, insufficient working capital to expand the Company’s technology and engage in product marketing, intense competition from larger and more well-established companies, and other economic, competitive and technological factors involving the Company’s operations, markets, services, products and prices, and other factors, as described in “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), as well as in our other filings with the SEC. In addition, actual results may differ as a result of additional risks and uncertainties of which we are currently unaware or which we do not currently view as material to our business. For these reasons, investors are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements we make speak only as of the date on which they are made. Greenwood Hall expressly disclaims any intent or obligation to update any forward-looking statements after the date hereof to conform such statements to actual results or to changes in our opinions or expectations, except as required by applicable law. If we do update or correct any forward-looking statements, investors should not conclude that we will make additional updates or corrections.

About Greenwood Hall

Greenwood Hall is a provider of technology-enabled student lifecycle management services that help colleges and universities increase revenue and improve student engagement and outcomes. Since 2006, Greenwood Hall has developed customized turnkey solutions that combine strategy, people, proven processes and robust technology, to help schools effectively and efficiently improve student outcomes, as well as increase revenues and expand into new marketing channels, such as online learning. Greenwood Hall has served more than 40 education clients and over 70 degree programs.

For more information, visit http://www.greenwoodhall.com, follow us on Twitter @GreenwoodHall and Facebook at http://www.facebook.com/GreenwoodandHall.

Contacts

Media and Investor Relations:

Financial Profiles, Inc.

David Bigelow/Beth Sackovich

310-478-2700

dbigelow@finprofiles.com

bsackovich@finprofiles.com

Source: Greenwood Hall